UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.          )

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Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

STAAR Surgical Company

(Name of Registrant as Specified In Its Charter)

Broadwood Partners, L.P.

Broadwood Capital, Inc.

Neal C. Bradsher

Richard T. LeBuhn

Natalie R. Capasso

Raymond A. Myers

Jason J. Martin

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On November 18, 2025, Broadwood Partners, L.P., collectively with its affiliates, updated its website, www.LetSTAARShine.com, a copy of which is attached hereto as Exhibit 1 and incorporated herein by reference. The website included an article published November 18, 2025 by Investing.com, “STAAR Surgical reveals board dissent over amended Alcon deal ahead of vote,” a copy of which is attached hereto as Exhibit 2 and incorporated herein by reference.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Special Meeting of Stockholders Scheduled for October 23, 2025

Broadwood Partners, L.P., Broadwood Capital, Inc., Neal C. Bradsher, Richard T. LeBuhn, Natalie R. Capasso, Raymond A. Myers and Jason J. Martin (collectively, the “Participants”) are participants in the solicitation of proxies from the stockholders of STAAR Surgical Company (the “Company”) in connection with the special meeting of stockholders scheduled for October 23, 2025 (including any adjournments, postponements, reschedulings or continuations thereof, the “Special Meeting”). The Participants have filed a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and accompanying GREEN Proxy Card to be used in connection with any such solicitation of proxies from the Company’s stockholders for the Special Meeting. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS HAVE FILED OR WILL FILE WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE SPECIAL MEETING AND ADDITIONAL INFORMATION RELATING TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE. The Definitive Proxy Statement and accompanying GREEN Proxy Card have been furnished to some or all of the Company’s stockholders and will be, along with other relevant documents, available at no charge on the SEC’s website at https://www.sec.gov/.

Special Meeting of Stockholders to Remove Members of the Board

The Participants also intend to file a definitive proxy statement and an accompanying GREEN Proxy Card with the SEC to be used to solicit proxies with respect to removing members of the Board and any other proposals that may come before a future and yet to be called or otherwise scheduled special meeting of stockholders (including any adjournments, postponements, reschedulings or continuations thereof, the “Stockholder Meeting”). The Stockholder Meeting will be separate, distinct and unrelated to the Special Meeting, and the Participants believe that the Stockholder Meeting will have no effect on the outcome of the Special Meeting. The Participants do not believe that there is any lawful reason that would prevent or prohibit the Participants from calling the Stockholder Meeting, regardless of the outcome of the stockholder vote at the Special Meeting, and do not make any representation related to whether the Company may contest, or otherwise challenge, the Participants’ ability to call the Stockholder Meeting. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE STOCKHOLDER MEETING AND ADDITIONAL INFORMATION RELATING TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE. The definitive proxy statement and an accompanying GREEN Proxy Card will be furnished to some or all of the Company’s stockholders and will be, along with other relevant documents, available at no charge on the SEC’s website at https://www.sec.gov/.

Information about the Participants and a description of their direct or indirect interests, by security holdings or otherwise, is contained on an amendment to Schedule 13D filed by the Participants with the SEC on October 24, 2025 and is available here.

Exhibit 1

PRESS/MEDIA Media November 18, 2025 Investing.com, November 18th – STAAR Surgical reveals board dissent over amended Alcon deal ahead of vote October 31, 2025 Investing.com, October 31st – Alcon rejects raised bid for STAAR Surgical as shareholders revolt October 16, 2025 Investing.com, October 16th – ISS recommendation may toll the bell for STAAR – Alcon deal, validates Broadwood October 9, 2025 Investing . com, October 9 th – Glass Lewis recommends against STAAR – Alcon merger, bolstering Broadwood’s campaign October 8, 2025 Bloomberg Opinion, October 8th – AI Insurance Is Expensive: P(doom), STAAR Surgical projections, Bitcoin life insurance and YouTube self - help September 25, 2025 CTFN, September 25 – Former CEO outlines case for shareholders to reject deal at current price September 11, 2025 Investing.com, September 11 – Exclusive: Shareholder revolt threatens Alcon’s takeover of STAAR Surgical September 2, 2025 Reuters, September 2 – STAAR shareholder Broadwood says it opposes Alcon’s proposed takeover September 2, 2025 MassDevice, September 2 – Alcon faces opposition from Staar Surgical’s largest shareholder in planned acquisition September 2, 2025 Medical Device Network, September 2 – STAAR Surgical’s largest shareholder opposes Alcon takeover Press November 10, 2025 Broadwood Partners Calls for the Appointment of New Directors at STAAR Surgical to Oversee Go - Shop Process November 4, 2025 Broadwood Partners Condemns Alcon’s Fallacious Attacks on STAAR Surgical and Its Prospects October 24, 2025 Broadwood Partners Condemns Decision by STAAR Surgical and Alcon to Delay Final Vote on Proposed Transaction October 22, 2025 Broadwood Partners Intends to Call Special Meeting to Remove Several STAAR Surgical Directors October 20, 2025 Broadwood Partners Highlights Growing Opposition to STAAR Surgical’s Proposed Sale to Alcon October 17, 2025 Broadwood Partners Issues Letter to STAAR Surgical’s Board Urging it to Allow Timely Shareholder Vote on Alcon Sale October 15, 2025 Broadwood Partners: All Three Leading Proxy Advisory Firms Recommend STAAR Surgical Shareholders Vote “AGAINST” Sale to Alcon October 14, 2025 Broadwood Partners Comments on STAAR Surgical’s Late and Troubling Disclosure in Deeply Flawed Sale Process to Alcon October 10, 2025 Broadwood Partners Issues Letter to STAAR Surgical’s Board Questioning Its Diligence in Rush to Reaffirm Support for Alcon Sale October 8, 2025 Broadwood Partners: Leading Advisory Firm Glass Lewis Urges STAAR Shareholders to Vote “AGAINST” Sale to Alcon SIGN UP FOR UPDATES SUBSCRIBE First Name Last Name Email © 2025 Let STAAR Shine. All rights reserved. Terms of Use. Privacy Policy. Disclaimer. MEDIA August Strategic Communications Scott Deveau / Jeremy Jacobs (323) 805 - 8919 Broadwood@augustco.com INVESTOR CONTACT Saratoga Proxy Consulting, LLC John Ferguson / Joseph Mills (888) 368 - 0379 or (212) 257 - 1311 jferguson@saratogaproxy.com jmills@saratogaproxy.com HOME REASONS TO VOTE AGAINST RESOURCES PRESS/MEDIA HOW TO VOTE CONTACT

Exhibit 2

STAAR Surgical reveals board dissent over amended Alcon deal ahead of vote

Investing.com | Author Luke Juricic | Stock Markets

Published 11/18/2025, 03:45 PM

Investing.com -- STAAR Surgical Company (NASDAQ:STAA) disclosed new details about board deliberations surrounding its amended $28-per-share sale to Alcon AG (NYSE:ALC), revealing on Monday that the board is no longer unanimous in its support for the revised terms and that CEO Stephen Farrell was unable to secure a price increase before directors voted to proceed.

In supplemental proxy materials filed ahead of the company’s December 19 shareholder vote, STAAR said that one director dissented during the board’s approval of amendments to the merger agreement. The dissenting director argued that certain shareholders had already voiced concerns about the deal and the proposed go-shop provision, and expressed worry that the revised terms could “disincentivize” potential alternative bidders from participating in the process.

A source familiar with STAAR’s thinking told Investing.com that the dissent “reflects the board’s commitment to robust debate,” adding that the decision by the other five directors to approve the amendments despite not securing a higher bid shows the board is “flexible and open-minded in achieving its goal of maximizing shareholder value.”

According to the filing, the board had previously taken a firmer position. On October 28, directors reaffirmed that they would not support amendments to the merger terms unless Alcon increased its price. CEO Stephen Farrell was tasked with pursuing a bump, but the supplemental materials show that no improved offer emerged following outreach.

The revised agreement was ultimately approved, conditional on the elimination of a “tail fee” provision, with five directors supporting it and one dissenting.

The transaction has already faced substantial resistance. Ahead of the original October 23 vote, which has since been pushed to December 19, more than one-third of shareholders publicly opposed the deal, and proxy advisors ISS, Glass Lewis, and Egan-Jones all recommended voting against it. Investing.com has previously reported that 72% of outstanding shares voted against the deal ahead of the initial meeting, with only 18% of shares voting for.

Broadwood Partners, holding a 27.5% stake, has led a campaign criticizing the deal on grounds of valuation, executive compensation arrangements, and sale process. Yunqi Partners, a 5.1% shareholder, has also been outspokenly against the deal.

Additionally, STAAR has come under fire for alleged conflicts of interest among its directors, with Broadwood calling for the removal of three board members. Whether the newly disclosed dissent within the board will be viewed by investors as a sign of good-faith governance, or simply further evidence of a divided process, remains unclear.

The company has defended the deal, highlighting the 59% premium to its 90-day VWAP and saying that the offer provides certainty amid slowing demand in its largest market, China. STAAR also has also argued that, before the deal was agreed, no other party had submitted a formal proposal.

The latest filing, which details board-level disagreement and unsuccessful attempts to obtain a higher price, adds pressure heading into the December 19 vote. For now, whether Alcon raises its bid or another suitor steps forward remains an open question.